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Exhibit 10 (w)

                     AMENDMENT TO EMPLOYMENT AGREEMENT AND
                        RESTRICTED STOCK AWARD AGREEMENTS

This Amendment is made and entered into effective as of the 31st day of March, 1999, by and between David H. Mackiewich ("Executive") and TCF National Bank Illinois ("TCF Illinois") and TCF Financial Corporation ("TCF Financial") (TCF Illinois and TCF Financial are jointly referred to herein as "TCF").

WHEREAS, Executive and TCF are parties to an Employment Agreement dated September 3, 1997 and amended as of August 18, 1998 (the "Employment Agreement") providing in general for Executive's employment as Executive Chairman of TCF Illinois through January 2, 2002; and

WHEREAS, Executive and TCF Financial are parties to Restricted Stock Agreement No. 44, as amended effective January 19, 1998 ("RS No. 44") under which 6,667 shares were earned through December 31, 1997 and to Restricted Stock Agreement No. 91, as amended July 1, 1998 ("RS No. 91") under which 22,500 shares have been earned through December 31, 1998; and

WHEREAS, TCF Financial has requested that Executive resign as a member of the board of directors of TCF Financial and Executive is willing to do so and is tendering his resignation in connection with the signing of this Amendment; and

WHEREAS, Executive wishes to resign from the board of directors of TCF Illinois; and

WHEREAS, the parties wish to amend the Employment Agreement, RS No. 44 and RS No. 91 to provide for full vesting and distribution on May 13, 1999 to Executive of 44,583 shares (the 6,667 shares already earned under RS No. 44 plus 22,500 shares already earned under RS No. 91 plus 50% of the 30,833 remaining unearned shares under RS No. 91) and for vesting on January 1, 2000 of the remaining 15,417 shares, with such shares being held in escrow until such date.

NOW THEREFORE, the parties hereby amend their prior agreements as follows:

                       AMENDMENT TO EMPLOYMENT AGREEMENT

         Notwithstanding anything to the contrary in the Employment Agreement, such Agreement is hereby amended to eliminate any references to restricted stock vesting on January 1, 2002 , it being the intention that the parties' agreement herein as to Executive's stock awards supersedes in all respects such previous provisions relating to that stock award. Executive hereby affirms that upon receiving the shares provided for in this Amendment he will have received all shares due to him from TCF under his restricted stock awards.

         Sec. 3.1 (Time Devoted, Duties) is amended at the request of Executive to provide that effective March 31, 1999 Executive resigns from the board of TCF Illinois and he shall no longer be required to serve on such board or to preside over or attend board meetings of TCF Illinois.

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         Sec 4.3 (Additional Compensation) is amended to provide that TCF will immediately transfer to Executive and release all of its interest in the Alexander Hamilton split dollar insurance policy.

         Sec. 5.2, the last sentence, is amended to read as follows:

         Executive also has a grant of restricted stock in the amount of 60,000 shares (the "Restricted Stock Grant"), of which 44,583 shares will vest on May 13, 1999 and the remaining 15,416 shares will vest on January 1, 2000 pursuant to the terms of RS No. 44 and RS No. 91 as amended herein and the vesting of the 15,416 shares will be subject only to one of the following conditions being met:
(1) That Executive is still employed by TCF on that date; (2) That Executive terminated his employment with TCF for good reason (as defined in this Agreement); (3) That TCF terminated Executive's employment; or (4) That Executive's employment was terminated by reason of Executive's death or disability. In the case of conditions (2), (3) or (4), the vesting date shall be the date of termination of employment rather than January 1, 2000.

         In all other respects, including but not limited to Executive's title as Executive Chairman, the Employment Agreement remains in full force and effect.

         Executive by his signature below affirms and acknowledges that the changes to his Employment Agreement being made at this time do not constitute "good reason" for him to terminate his employment under the Agreement.

                             AMENDMENT TO RS NO. 44

         Notwithstanding anything to the contrary in RS No. 44, the 6,667 shares subject to RS No. 44 shall be fully vested, shall not be subject to any restrictions and shall be distributed to Executive (net of withholding, unless Executive pays withholding separately) on or before May 13, 1999 and upon Executive's receipt of such shares RS No. 44 shall terminate and shall be of no further effect.

                             AMENDMENT TO RS NO. 91

         Notwithstanding anything to the contrary in RS No. 91, 37,916 of the shares subject to RS No. 91 shall be fully vested, shall not be subject to any restrictions, and shall be distributed to Executive (net of withholding, unless Executive pays withholding separately) on or before May 13th, 1999. Subject only to one of the following conditions being met: (1) That Executive is still employed by TCF on that date; (2) That Executive terminated his employment with TCF for good reason (as defined in this Agreement); (3) That TCF terminated Executive's employment; or (4) That Executive's employment was terminated by reason of Executive's death or disability, the remaining 15,417 shares under RS No. 91 shall be delivered to Executive on January 2, 2000 (net of withholding, unless Executive pays withholding separately) or, if earlier, on the date of such termination of employment. Upon Executive's receipt of all such shares, RS No. 91 shall terminate and shall be of no further effect.

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                      RESIGNATION FROM TCF FINANCIAL BOARD

         Executive, by his signature below, hereby resigns from the board of directors of TCF Financial effective February 1st, 1999.

WHEREFORE the parties have caused this Agreement to be executed effective as of the 31st day of March, 1999.

                                            By:/s/ David H. Mackiewich
                                               --------------------------------
                                                  David H. Mackiewich


TCF NATIONAL BANK ILLINOIS                 TCF FINANCIAL CORPORATION

By:/s/ C. H. Westbrook                     By:/s/ Gregory J. Pulles
   ---------------------------------          ---------------------------------
Title:  Executive Vice President           Title:   Vice Chairman
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